THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

April 30, 2008

FORM OF RESTRICTED STOCK AGREEMENT
UNDER THE INTERNATIONAL SHIPHOLDING CORPORATION
STOCK INCENTIVE PLAN

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of April 30, 2008, by and between International Shipholding Corporation (“ISC”) and ___________________ (“Award Recipient”).

WHEREAS, ISC maintains a Stock Incentive Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of ISC (the “Committee”) may, among other things, grant restricted shares of ISC’s common stock, $1.00 par value per share (the “Common Stock”), to key employees of ISC or its subsidiaries (collectively, the “Company”), subject to such terms, conditions, or restrictions as it may deem appropriate; and

WHEREAS, the Committee has awarded to the Award Recipient restricted shares of Common Stock on the terms and conditions specified below;

NOW, THEREFORE, the parties agree as follows:

1.

AWARD OF SHARES

Upon the terms and conditions of the Plan and this Agreement, the Committee as of the date of this Agreement hereby awards to the Award Recipient ________ restricted shares of Common Stock (“Restricted Stock”) that vest, subject to Section 2 hereof, in installments as follows:

Scheduled Vesting Date	Number of Shares of Restricted Stock Vesting

2.

AWARD RESTRICTIONS ON

RESTRICTED STOCK

2.1 In addition to the conditions and restrictions provided in the Plan, neither the shares of Restricted Stock nor the right to vote the Restricted Stock, to receive dividends thereon or to enjoy any other rights or interests thereunder or hereunder may be sold, assigned, donated, transferred, exchanged, pledged, hypothecated or otherwise encumbered prior to vesting.  Subject to the restrictions on transfer and the restrictions on the receipt of dividends provided in this Section 2, the Award Recipient shall be entitled to all rights of a shareholder of ISC with respect to the Restricted Stock, including the right to vote the shares.

2.2 All dividends paid and distributions made on unvested shares of Restricted Stock shall be held by the Company until the vesting of the Restricted Stock on which such dividends were paid or distributions were made.  No interest shall accrue on such amounts prior to payout by the Company.  All dividends and distributions on Restricted Stock shall be paid to the Award Recipient promptly upon the vesting of the related Restricted Stock, but in no event later than 2½ months following such vesting date.  Upon the forfeiture of Restricted Stock, all related dividends and distributions on such Restricted Stock shall also be forfeited.

2.3 If the shares of Restricted Stock have not already vested in accordance with Section 1 above, the shares of Restricted Stock and all dividends and distributions thereon shall vest and all restrictions set forth in Section 2.1 and 2.2 shall lapse on the earlier of:

(a) the date on which the employment of the Award Recipient terminates as a result of (i) death, (ii) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code (“Disability”), or (iii) retirement on or after reaching age 65; or

(b) the occurrence of a Change of Control of ISC, as described in Section 9.11 of the Plan.

3.

TERMINATION OF EMPLOYMENT

All unvested Restricted Stock and rights to related dividends and distributions thereon shall automatically terminate and be forfeited if the employment of the Award Recipient terminates for any reason, unless and to the extent otherwise provided in Section 2.3 above.

4.

STOCK CERTIFICATES

4.1 The stock certificates evidencing the Restricted Stock shall be retained by ISC until the lapse of restrictions under the terms hereof.  ISC shall place a legend, in the form specified in the Plan, on the stock certificates restricting the transferability of the shares of Restricted Stock.

4.2 Upon the lapse of restrictions on shares of Restricted Stock, ISC shall cause a stock certificate without a restrictive legend to be issued with respect to the vested Restricted Stock in the name of the Award Recipient or his or her nominee, subject to the other terms and conditions hereof, including any withholdings of shares under Section 5 below.  Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to (i) applicable securities laws, (ii) ISC’s insider trading policy, and (iii) any applicable stock retention policies that ISC may adopt in the future.

5.

WITHHOLDING TAXES

At the time that all or any portion of the Restricted Stock vests or at such earlier date, the Award Recipient must deliver to ISC the amount of income tax withholding required by law.  The Award Recipient shall have the right to fully satisfy this tax withholding obligation by requesting ISC to withhold from the shares the Award Recipient otherwise would receive hereunder shares of Common Stock having a value (as determined under the Plan) equal to the minimum amount required to be withheld; provided, however, that to prevent the issuance of fractional shares and the under-withholding of taxes, the Award Recipient agrees that the number of shares withheld shall be rounded up to the next whole number of shares.  Notwithstanding the terms of the Plan, the Committee does not have the right to disapprove of an election by the Award Recipient to have shares withheld in satisfaction of the withholding tax obligation.

6.

ADDITIONAL CONDITIONS

Anything in this Agreement to the contrary notwithstanding, if, at any time prior to the vesting of the Restricted Stock in accordance with Section 1 or 2 hereof, ISC further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to ISC.  ISC agrees to use commercially reasonable efforts to issue all shares of Common Stock issuable hereunder on the terms provided herein.

7.

NO CONTRACT OF EMPLOYMENT INTENDED

Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Award Recipient’s employment relationship with the Company at any time.

8.

BINDING EFFECT

Upon being duly executed and delivered by ISC and the Award Recipient, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and successors.  Without limiting the generality of the foregoing, whenever the term “Award Recipient” is used in any provision of this Agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this award may be transferred by will or by the laws of descent and distribution, the term “Award Recipient” shall be deemed to include such person or persons.

9.

INCONSISTENT PROVISIONS

The shares of Restricted Stock granted hereby are subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all such provisions were set forth in their entirety in this Agreement.  If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.  The Award Recipient acknowledges receipt from ISC of a copy of the Plan and a prospectus for the Restricted Stock.  The Award Recipient waives the right to claim that the provisions of the Plan are not binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, legal representatives and successors.

10.

ATTORNEYS’ FEES AND EXPENSES

Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, the institution of any action or proceeding in court to enforce any provision hereof, to enjoin a breach of any provision of this Agreement, to obtain specific performance of any provision of this Agreement, to obtain monetary or liquidated damages for failure to perform any provision of this Agreement, or for a declaration of such parties’ rights or obligations hereunder, or for any other judicial remedy, then the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, attorneys’ fees (including costs of appeal).

11.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.

SEVERABILITY

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Award Recipient and ISC intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law.  Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

13.

ENTIRE AGREEMENT; MODIFICATION

The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto.  Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.

[Signatures appear on next page]

{N1812282.3}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

INTERNATIONAL SHIPHOLDING CORPORATION

By:
{Insert Name and Title}

{Insert name}
Award Recipient